AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          MERRILL LYNCH DEPOSITOR, INC.

                                    ARTICLE I
                                      NAME
                                      ----

          The name of the corporation is Merrill Lynch Depositor, Inc. (the "Corporation").


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

          The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent is The Corporation Trust Company.


                                   ARTICLE III
                               CORPORATE PURPOSES
                               ------------------

          The nature of business or purposes to be conducted and promoted by the Corporation is to engage solely in the following activities:

                  (a) to acquire, own, hold, transfer, pledge, sell, deliver, invest in or otherwise purchase or dispose of (and enter into agreements in connection with) (i) bonds, notes, debt or equity securities, obligations, Certificates (as defined herein), Debt Obligations (as defined herein), and other securities and instruments, in one or more series, each of which series may consist of one or more classes ("Securities"); (ii) receivables, including, without limitation, recreational and consumer product inventory receivables and other trade receivables ("Receivables"); (iii) loan agreements, promissory notes or other evidences of indebtedness secured by Receivables or Participation Interests (as defined herein) ("Loans"); and (iv) participation interests in pools of Receivables ("Participation Interests"), in each case, together with any related insurance contracts and agreements with dealers, originators and servicers of such Receivables;

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                  (b) to act as settlor or depositor of trusts formed under a trust agreement, pooling and servicing agreement or other agreement ("Agreement") to issue series (any of which series may be issued in one or more classes) of trust certificates ("Certificates") representing undivided interests in Securities, Receivables, Loans, Participation Interests, Subordinated Interests (as defined herein) and/or Residual Interests (as defined herein) and/or to issue series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness ("Debt Obligations") collateralized by Securities, Receivables, Loans, Participation Interests, Subordinated Interests and/or Residual Interests, and to enter into any other agreement in connection with the authorization, purchase, issuance, sale and delivery of Certificates or Debt Obligations;

                  (c) to arrange or otherwise provide for support for any series of Certificates or Debt Obligations by various forms of credit enhancement, including but not limited to cash deposits, insurance policies, guaranteed investment contracts, investment agreements, letters of credit, reserve accounts, minimum payment agreements, guarantees, hedging contracts or other similar arrangements, such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, and other forms of credit enhancement including arrangements whereby, for a given series of Certificates or Debt Obligations, payments on one or more classes are subordinated to, and constitute additional security for, payments due on one or more other classes of Certificates or Debt Obligations in such series;

                  (d) to use proceeds from the Certificates as provided in the Agreements;

                  (e) to hold, pledge, transfer or otherwise deal with Certificates, Debt Obligations and any Certificates or Debt Obligations representing a subordinated undivided interest in Receivables, Loans and/or Participation Interests ("Subordinated Interests") or a residual interest in Receivables ("Residual Interests");

                  (f) to loan or invest or otherwise apply proceeds received in respect of Certificates, Debt Obligations, Receivables, Loans, Participation Interests, Subordinated Interests and/or Residual Interests and any other income, as determined by the board of directors of the Corporation (the "Board of Directors");

                  (g) to authorize, issue, sell and deliver instruments evidencing the Corporation's indebtedness which is completely subordinated to any Certificates and Debt Obligations and to enter into agreements by which the Corporation incurs such indebtedness; and

                  (h) to exercise all powers enumerated in the General Corporation Law of the State of Delaware (the "GCL") necessary or convenient to the conduct, promotion or attainment of the business or purposes set forth herein, subject to the limitations set forth in Articles III, V, VIII and IX herein.


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





                                   ARTICLE IV
                   AUTHORIZED SHARES AND STOCKHOLDER MEETINGS
                   ------------------------------------------

          The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares and the par value of each such share is one cent ($0.01). All such shares are of one class and are common stock ("Common Stock"). The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

          Meetings of stockholders and the Board of Directors may be held within or without the state of Delaware, as the By-Laws may provide. The books and records of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware.


                                    ARTICLE V
                          POWERS OF BOARD OF DIRECTORS
                          ----------------------------

          Section 1. There shall be two directors of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (a) To make, alter, amend or repeal the By-Laws, except as otherwise expressly provided in any By-Law enacted by the holders of the Common Stock of the Corporation entitled to vote thereon. Any By-Law may be altered, amended or repealed by the stockholders of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

                  (b) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve (in the manner in which it was created).

                  (c) To exercise, in addition to those powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and to all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of this Certificate of Incorporation and of the By-Laws of the Corporation.


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




                                   ARTICLE VI
       LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION BY CORPORATION
       ------------------------------------------------------------------

          Section 1. Limitation of Directors' Liability. (a) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the GCL as so amended from time to time.

                  (b) Neither the amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                  (c) A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor, in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member, or any Corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the GCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

          Section 2. Indemnification By Corporation. (a) The Corporation shall indemnify any person who is or was a director or officer of the Corporation, with respect to actions taken or omitted by such person in any capacity in which such person serves the Corporation, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer, as the case may be, and shall inure to the benefit of such person's heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors.


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



                  (b) Directors and officers of the Corporation shall have the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                  (c) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation.

                  (d) The rights to indemnification and to the advancement of expenses conferred in this Section 2 of Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

                  (e) Any repeal or modification of this Section 2 of Article VI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.


                                   ARTICLE VII
                 DISSOLUTION OR RECEIVERSHIP OF THE CORPORATION
                 ----------------------------------------------

          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders, any court of equitable jurisdiction within the State of Delaware may, on the application (in a summary way) of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of the Corporation, as the case may be, and also on the Corporation.



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



                                  ARTICLE VIII
                         NONCONSOLIDATION OF CORPORATION
                         -------------------------------

          For so long as Certificates are outstanding, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this Certificate of Incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

                  It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent.

                  It shall pay compensation to directors and officers and any other liabilities with its own funds.

                  It shall maintain separate corporate records, books and financial statements from those of its parent and any affiliate thereof.

                  The Corporation's funds and other assets will not be commingled with those of any of its stockholders or of any direct or indirect parent of the Corporation or of any affiliate of any such parent, nor shall it guarantee or become obligated for the debts of its parent, pledge its assets or hold out its credit as being available to satisfy the obligations of its parent.

                  The Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions.

                  For purposes of this Article VIII, the following terms shall have the following meanings:

                           "affiliate" means any person controlling or
                  controlled by or under common control with the parent, but shall not include the Corporation. For purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                           "parent" means, with respect to the Corporation, any
                  other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

                           "person" means any individual, corporation,
                  partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof),

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                  unincorporated organization, or government or any agency or political subdivision thereof.


                                   ARTICLE IX
               MERGER, CONSOLIDATION OR BANKRUPTCY OF CORPORATION
               --------------------------------------------------

          The Corporation shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation) formed or surviving such consolidation or merger or that acquires by conveyance or transfers the properties and assets of the Corporation substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its charter or Articles of Incorporation the same limitations set forth in Articles III, V, VIII, and IX, and (c) shall expressly assume the due and punctual performance of the Corporation's obligations under the Agreements, as defined in
Article III; and (ii) immediately after giving effect to such transaction, no default or event of default under the Agreements shall have been committed by the Corporation and be continuing.


                                    ARTICLE X
           RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION
           ----------------------------------------------------------

          The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

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